Exhibit 4.7
Appendix to the Management Services Provision Agreement

Made and entered into in Yavne on June 4, 2020

Between:	G. Willi-Food International Ltd. Public Company no. 520043209 Of 4 Nahal Harif Street, Yavne (hereinafter: “the Company”)

On the one hand;

And:	Yosi Willi Management and Investments Ltd., Private Company no. 512416033 Of 76 Kaplan Street, Herzliya (hereinafter: “the Management Company”)

                    On the other hand;

Whereas:	The Company is a public company engaged in importing, marketing and distribution of food products;

Whereas:	The Management Company is a private company owned by Joseph Williger, Identity Number 054248307 (hereinafter: “Mr. Williger”);

Whereas:
On April 24, 2018 an agreement was signed between the parties for provision of management services (hereinafter: “the Service Provision Agreement”) in accordance with the authorization of the general shareholders meeting of the Company;

Whereas:	On April 3, 2019 the general shareholders meeting of the Company authorized an update of the terms of engagement between the parties for an additional period of 3 years (three years).

Whereas:	On June 4, 2020 the general shareholders meeting of the Company authorized an update of the terms of engagement between the parties for an additional period of 3 years (three years).

Now, Therefore, the parties agree, declare and stipulate as follows:

The following clauses will be updated as of January 1, 2020:

1.
Clause 8.1 of the Service Provision Agreement will be updated such that:

In a case where the consolidated annual operating profit of the Company reaches at least 30 million NIS before payment of bonuses to office holders of the Company, the Management Company will be entitled to a payment of an annual graded grant, as detailed in the Service Provision Agreement.

2.	Clause 8.2 of the Service Provision Agreement will be updated such that: For avoidance of doubt, it is agreed that the annual grant every year will not exceed a sum of NIS 2,500,000.

In witness whereof the parties have signed this agreement:

/s/Zwi Williger and Yitschak Barabi G. Willi-Food International Ltd. The Company	/s/Joseph Williger Yosi Willi Management and Investments Ltd The Management Company

Mr. Williger's confirmation
I, the undersigned, Josef Williger, Identity Number 054248307, undertake to comply with all the provisions of this agreement and in particular the provisions of a personal nature.

/s/Joseph Williger
Joseph Williger

Appendix to the Management Services Provision Agreement

Made and entered into in Yavne on June 4, 2020

Between:	G. Willi-Food International Ltd. Public Company no. 520043209 Of 4 Nahal Harif Street, Yavne (hereinafter: “the Company”)

On the one hand;

And:	Zvi V. & Co. Company Ltd., Private Company no. 512715970 Of 4 Nahal Harif Street, Yavne (hereinafter: “the Management Company”)

                    On the other hand;

Whereas:	The Company is a public company engaged in importing, marketing and distribution of food products;

Whereas:	The Management Company is a private company owned by Zwi Williger, Identity Number 053339305 (hereinafter: “Mr. Williger”);

Whereas:
On April 24, 2018 an agreement was signed between the parties for provision of management services (hereinafter: “the Service Provision Agreement”) in accordance with the authorization of the general shareholders meeting of the Company;

Whereas:	On April 3, 2019 the general shareholders meeting of the Company authorized an update of the terms of engagement between the parties for an additional period of 3 years (three years).

Whereas:	On June 4, 2020 the general shareholders meeting of the Company authorized an update of the terms of engagement between the parties for an additional period of 3 years (three years).

Now, Therefore, the parties agree, declare and stipulate as follows:

The following clauses will be updated as of January 1, 2020:

3.
Clause 8.1 of the Service Provision Agreement will be updated such that:

In a case where the consolidated annual operating profit of the Company reaches at least 30 million NIS before payment of bonuses to office holders of the Company, the Management Company will be entitled to a payment of an annual graded grant, as detailed in the Service Provision Agreement.

4.	Clause 8.2 of the Service Provision Agreement will be updated such that: For avoidance of doubt, it is agreed that the annual grant every year will not exceed a sum of NIS 2,500,000.

In witness whereof the parties have signed this agreement:

/s/Joseph Williger and Yitschak Barabi G. Willi-Food International Ltd. The Company	/s/Zwi Williger Zvi V. & Co. Company Ltd. The Management Company

Mr. Williger's confirmation
I, the undersigned, Zwi Williger, Identity Number 053339305, undertake to comply with all the provisions of this agreement and in particular the provisions of a personal nature.

/s/Zwi Williger
Zwi Williger